Exhibit 99

Media	Investors
Julia Tunis	Bob Strickland
(415)222-3858	(415)396-0523
Tuesday, October 17, 2006
WELLS FARGO REPORTS RECORD QUARTERLY EPS, REVENUE
Third Quarter 2006 Highlights
•	Record diluted earnings per share of $0.64, up 10 percent from prior year’s $0.58, up 20 percent (annualized) from second quarter 2006

•	Record net income of $2.19 billion, up 11 percent from prior year’s $1.98 billion, up 20 percent (annualized) from second quarter 2006

•	Return on equity of 20 percent

•	Record revenue of $8.93 billion, up 5 percent from prior year; 13 percent revenue growth in businesses other than Wells Fargo Home Mortgage (Home Mortgage)

•	Average commercial and commercial real estate loans up 10 percent from prior year, up 8 percent (annualized) from second quarter 2006

•	Average consumer loans (excluding real estate 1-4 family first mortgages) up 16 percent from prior year, up 19 percent (annualized) from second quarter 2006

•	Average core deposits up 5 percent from prior year, up 4 percent (annualized) from second quarter 2006

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
	2006	2005	Change	2006	2005	Change
Earnings
Diluted earnings per share	$0.64	$0.58	10%	$1.85	$1.68	10%
Net income (in billions)	2.19	1.98	11	6.30	5.74	10

Other
Revenue (in billions)	$8.93	$8.50	5	$26.28	$24.46	7
Average loans (in billions)	304.0	295.6	3	305.1	292.9	4
Average core deposits (in billions)	260.4	247.2	5	257.4	239.2	8
Net charge-offs as % of avg. total loans	0.86%	0.73%	18	0.67%	0.72%	(7)
All common share and per share disclosures reflect the two-for-one stock split in the form of a 100 percent stock dividend distributed August 11, 2006.

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $0.64 for third quarter 2006, up 10 percent from $0.58 in third quarter 2005. All common share and per share disclosures reflect the two-for-one stock split in the form of a 100 percent stock dividend distributed August 11, 2006. Net income was a record $2.19 billion, up 11 percent from $1.98 billion in third quarter 2005. For the first nine months of 2006, diluted earnings per share were a record $1.85 and net income was a record $6.30 billion, both up 10 percent from the first nine months of 2005.
“The stagecoach was running on the full horsepower of our diversified business model this quarter as our talented team once again achieved double-digit EPS and net income growth,” said Chairman and CEO Dick Kovacevich. “The marketplace continues to recognize the value of our team’s ability to satisfy all our customers’ financial needs and help them succeed financially. Our stock price reached a record high during the quarter. For the twelve months ended September 30, 2006, our stock’s total return was 28 percent, more than double the S&P500’s 11 percent. Our market cap at quarter end was $122 billion, up 24 percent from the same time last year. An annual survey in Barron’s ranked us the world’s 12th most respected company of any kind, up six places from last year. Wells Fargo Bank, N.A. was upgraded by Standard and Poor’s to ‘AA+,’ their highest rating among all U.S. banks, while maintaining the highest-possible credit rating, ‘Aaa,’ from Moody’s Investors Service. We also recently became the largest corporate purchaser of renewable energy in the U.S., just part of our commitment to be an outstanding leader in environmental responsibility and stewardship.”
Financial Performance
Diluted earnings per share were $0.64, up 10 percent from $0.58 in third quarter 2005 and up 20 percent (annualized) from $0.61 in second quarter 2006, driven by solid revenue growth and positive operating leverage. Third quarter results included $28 million of stock option expense that was not in past year’s results. “The results this quarter once again demonstrated the advantage of our diversified business model,” said Senior EVP and Chief Financial Officer Howard Atkins. “Despite the uncertain economic and interest rate environment, our diverse group of more than 80 businesses once again produced double-digit earnings growth, led by particular strength in regional banking and wholesale/commercial banking. The Company had continued strong performance on numerous financial measures, including a wider net interest margin, improved operating efficiency and, at 20 percent, the highest return on equity since first quarter 2004.”
Revenue
Revenue of $8.9 billion grew $431 million, or 5 percent, from a year ago and was up $145 million, or 7 percent (annualized), on a linked-quarter basis. Wells Fargo Home Mortgage (Home Mortgage) revenue declined $502 million to $923 million from $1.4 billion in third quarter 2005, largely due to the $356 million mortgage servicing rights valuation reserve release (income) recorded in third quarter 2005, a quarter in which long-term mortgage interest rates increased 51 basis points. Combined revenue of businesses other than Home Mortgage grew 13 percent from third quarter 2005. Businesses with double-digit, year-over-year revenue growth included business direct, regional banking, merchant card services, credit cards, debit cards, corporate trust, asset-based lending, Eastdil Secured, commercial banking, insurance, international, commercial real estate, specialized financial services and consumer finance.

Loans
Average loans of $304.0 billion increased $8.4 billion, or 3 percent, from third quarter 2005 and increased $3.6 billion, or 5 percent (annualized), on a linked-quarter basis. Excluding real estate 1-4 family first mortgages — the loan category affected by the sale of adjustable rate mortgages (ARMs) completed in second quarter 2006 — total average loans grew by $30.7 billion, or 14 percent, from third quarter 2005 and 14 percent (annualized) on a linked-quarter basis. Average commercial and commercial real estate loans increased $11.0 billion, or 10 percent, from third quarter 2005 and $2.2 billion, or 8 percent (annualized), from second quarter 2006.
Average consumer loans decreased $4.2 billion from third quarter 2005 due to the previous sale of ARMs and increased $1.1 billion on a linked-quarter basis. Excluding real estate 1-4 family first mortgages, average consumer loans increased $18.1 billion, or 16 percent, from a year ago and increased $6 billion, or 19 percent (annualized), on a linked-quarter basis. Real estate 1-4 family junior lien mortgage, credit card, and other revolving credit and installment loans grew at double-digit rates from third quarter 2005.
Deposits
Average core deposits of $260.4 billion grew $13.2 billion, or 5 percent, from third quarter 2005, and increased $2.7 billion, or 4 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $19.4 billion, up $367 million from third quarter 2005 and up $1.8 billion on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 6 percent from third quarter 2005 and 2 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $7.4 billion, or 4 percent, from third quarter 2005 and decreased $1.1 billion on a linked-quarter basis. Average consumer checking account balances grew $4.4 billion, or 5 percent, from third quarter 2005 and declined $660 million, or 3 percent (annualized), on a linked-quarter basis. “However, we continued to achieve strong net growth in consumer checking accounts, up 4.6 percent in third quarter, including 5.4 percent in California,” said Atkins.
Net Interest Income
Net interest income increased 8 percent from a year ago and 5 percent (annualized) on a linked-quarter basis. “Despite the flat to inverted yield curve throughout the quarter, our net interest margin increased 3 basis points to 4.79 percent from second quarter 2006, reflecting our ability to grow core deposits, as well as the benefit of balance sheet repositioning completed in the second quarter,” said Atkins.
Noninterest Income
Noninterest income increased $60 million, or 2 percent, from third quarter 2005 and 9 percent (annualized) on a linked-quarter basis. Excluding mortgage banking, noninterest income increased 10 percent from third quarter 2005, reflecting strong year-over-year growth in deposit service charges (up 8 percent), trust and investment fees (up 8 percent), debit and credit card fees (up 23 percent) and insurance fees (up 26 percent).
Mortgage banking noninterest income declined $259 million from a year ago, largely due to the change in mortgage servicing rights (MSRs) valuation. In third quarter 2005 — a quarter in which long-term mortgage interest rates increased 51 basis points — the difference between MSRs impairment reserve release (income) and hedging losses was a net gain of $296 million.

In third quarter 2006 — a quarter in which mortgage rates declined 48 basis points — the reduction in the value of MSRs net of hedging gains was a net loss of $86 million. Consolidated noninterest income in third quarter 2006 included several items related to the hedging of interest rate and spread changes in the Company’s mortgage business:

•	($86) million	Net loss on the market-related valuation changes to MSRs

•	$106 million	Gains included in net gains on debt securities related to securities held on the balance sheet as economic hedges of mortgage banking activities

•	($38) million	Loss on certain forward securities sales contracts included in other noninterest income

•	($48) million	Loss included in net gains on mortgage loan origination/sales activities due to the impact of interest rate volatility on ARMs spreads, reflecting changes in the value of ARMs production held for sale not fully offset by Treasury and LIBOR index-based economic hedging activity
At September 30, 2006, the unrealized net gains on securities available for sale were $965 million, up from a $49 million net loss at June 30, 2006.
Noninterest Expense
Noninterest expense was up $192 million, or 4 percent, from third quarter 2005 and down $95 million, or 7 percent (annualized), from second quarter 2006, resulting in positive operating leverage on both a year-over-year and linked-quarter basis. Noninterest expense included $28 million in stock option expense. “We continued to invest in our businesses during the quarter,” said Atkins. “In the last 12 months, we’ve opened 119 new regional banking stores, including 27 stores this quarter. We’ve grown our sales and service force by adding 5,100 team members (full-time equivalents), including 667 retail bankers in third quarter 2006. As a result of continued positive operating leverage, our efficiency ratio improved to 56.9 percent, the lowest since first quarter 2004.”
Credit Quality
“Our overall credit quality remained acceptable in third quarter,” said Chief Credit Officer Mike Loughlin. “Our wholesale businesses continued to show little or no loss and historically low levels of nonperforming assets. However, as shown in the following table, we saw an increase in loss rates in consumer loans from 0.91 percent (annualized) in third quarter 2005 to 1.17 percent (annualized) in third quarter 2006 due primarily to higher losses in other revolving credit and installment loans. Losses in this category increased $176 million on a linked-quarter basis primarily due to losses in the consumer auto loan portfolio. Third quarter loan losses in other consumer loan categories were comparable to, or better than, loss rates in third quarter 2005, and were well within a range of acceptable expected losses.” Third quarter net credit losses were $663 million (0.86 percent of average loans outstanding, annualized) compared with $541 million (0.73 percent) during third quarter 2005 and $432 million (0.58 percent) in second quarter 2006. Year-to-date 2006 net credit losses totaled $1.53 billion (0.67 percent) compared with year-to-date 2005 net losses of $1.58 billion (0.72 percent).

	Third Quarter
Net loan charge-offs (annualized)
as percentage of average loans	2006	2005

Total commercial and commercial real estate	0.25%	0.23%

Consumer:
Real estate 1-4 family (1)	0.17	0.15
Credit card	3.38	3.89
Other revolving credit and installment	2.86	2.37
Total consumer	1.17	0.91

Foreign	3.27	4.35

Total loans	0.86%	0.73%

(1)	First and junior lien mortgages
“Consumer auto loan losses increased $150 million from second quarter 2006, accounting for 65 percent of the total increase in consolidated net charge-offs in the quarter of $231 million,” said Loughlin. “The increase in consumer auto loan losses in part was due to growth and expected seasoning in the portfolio. In addition, loss rates in this portfolio increased in third quarter in large part due to collection capacity constraints experienced by Wells Fargo Financial and restrictive payment extension practices in the spring of 2006 while Wells Fargo Financial began integrating the prime and non-prime auto loan businesses. During third quarter, Wells Fargo Financial adopted collection practices and standards appropriate for the combined portfolio, began reducing higher risk new auto loans and hired additional collectors and managers, which have now been increased by almost 1,000, or 60 percent, since the beginning of the year. We believe we will see improvement in collections by early 2007, but losses will remain above normal through at least the fourth quarter given the limits to how fast the increased collection capability produces effective results. Loans 90 days or more past due and still accruing for other revolving credit and installment consumer loans increased $85 million, or 20 percent, from $431 million in second quarter 2006 to $516 million in third quarter 2006, with about half of the increase due to the auto portfolio.”
“In third quarter 2005, we provided $100 million for estimated credit losses related to Hurricane Katrina. Since that time, we have identified and recorded approximately $50 million of Katrina-related losses. Because we do not anticipate any further credit losses attributable to Katrina, we released the remaining $50 million balance in third quarter 2006. We consider the allowance for credit losses of $3.98 billion adequate to cover losses inherent in the loan portfolio at September 30, 2006,” said Loughlin.
Total nonperforming assets were $2.10 billion (0.68 percent of loans) at September 30, 2006, compared with $1.92 billion (0.64 percent) at June 30, 2006, and $1.49 billion (0.50 percent) at September 30, 2005. Foreclosed assets, a component of total nonperforming assets, included an additional $266 million and $238 million at September 30 and June 30, 2006, respectively, for fully insured repurchased Government National Mortgage Association mortgage loans.

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial.

Net Income	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Community Banking	$1,473	$1,493	(1)	$4,019	$4,086	(2)
Wholesale Banking	527	403	31	1,578	1,344	17
Wells Fargo Financial	194	79	146	704	311	126
“We’re very pleased with our performance this quarter, particularly with the continued improvement in the customer experience,” said President and Chief Operating Officer John Stumpf. “Our team’s relentless focus on satisfying all our customers’ financial needs has resulted in improved customer satisfaction and loyalty scores. According to a recent nationally syndicated customer satisfaction study, Wells Fargo was the only mortgage lender to rank in the top five of both sales volume and service satisfaction. Home Mortgage also earned Freddie Mac’s prestigious designation as a Tier One Platinum servicer for its outstanding performance in 2005. In Wholesale Banking, according to a leading research firm, Wells Fargo stands apart from the competition with excellent satisfaction scores in the commercial middle market because of our above-average relationship management model.”
More financial information about the business segments is on pages 26 and 27.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$5,784	$5,828	(1)	$16,902	$16,407	3
Provision for credit losses	236	226	4	612	610	—
Noninterest expense	3,392	3,350	1	10,264	9,636	7
Net income	1,473	1,493	(1)	4,019	4,086	(2)
Average loans (in billions)	172.5	184.4	(6)	178.8	186.0	(4)
Average assets (in billions)	326.7	298.8	9	322.9	292.7	10
•	Average core deposits up 3 percent from prior year

•	Private Client Services
o	Private Banking average loans up 11 percent from prior year

o	Brokerage assets under administration of $91 billion, up 16 percent from prior year

o	WellsTrade® assets of $11 billion, up 21 percent from prior year

o	3,800 PCS professionals, up 8 percent from prior year

o	SmartMoney.com named WellsTrade one of “Top Premium Brokers” (July 2006)
•	Internet highlights
o	8.3 million active online customers, up 17 percent from prior year, serving 60 percent of consumer checking accounts

o	4.4 million bill payment and presentment customers, up 46 percent from prior year

o	800,000 active online small business customers, up 24 percent from prior year

o	Best consumer website design (Global Finance magazine)

Community Banking reported net income of $1.47 billion, down 1 percent from third quarter 2005. Net interest income increased $83 million, or 3 percent, compared with third quarter 2005, primarily due to growth in earning assets and deposits. Growth in earning assets continued despite the sales of low-yielding ARMs and debt securities. Noninterest income decreased $127 million, or 5 percent, compared with third quarter 2005, predominately due to lower mortgage banking noninterest income, offset by related gains on the sale of debt securities in third quarter 2006. Noninterest expense was $3.39 billion, up $42 million from third quarter 2005, primarily due to an increase in the number of platform bankers.
Regional Banking Highlights
•	Record core product sales of 5.02 million, up 17 percent from prior year

•	Core sales per platform sales banker FTE (active, full-time equivalent) of 5.25 per day, up from 5.11 in prior year

•	Record retail bank household cross-sell of 5.1 products per consumer household

•	Wells Fargo PackageSM sales up 37 percent from prior year, and were purchased by 63 percent of new checking account customers

•	Net consumer checking accounts up 4.6 percent from prior year

•	Added 2,066 platform banker FTEs from prior year

•	Increased the number of licensed bankers by 23 percent over the prior year

•	Store-based customer loyalty scores continued to improve with September 2006 up 23 percent over January 2004

•	Business Banking
o	Store-based business solutions up 21 percent from prior year

o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) grew 18 percent from prior year

o	Net business checking accounts up 4.2 percent from prior year

o	Business Banking household cross-sell at 3.2, up from 2.9 in prior year
“Our regional banking team continued their strong performance, providing a record 5 million core product solutions (sales) to customers during third quarter, a 17 percent increase over the same period last year,” said Carrie Tolstedt, group EVP, Regional Banking. “Day in, day out, our engaged and talented team members work hard to achieve our vision of earning all of our customers’ business and helping them succeed financially. Our retail bank household cross-sell continued to rise to a record high of 5.1. Nearly 63 percent of new checking account customers purchased Wells Fargo PackagesSM — a checking account and at least three other products. Our focus on the customer experience includes 50,000 store-based customer surveys per month. We began surveying customers following transactions at the teller line in January 2004. Since that time, welcoming and wait time survey scores have improved 36 percent, and customer loyalty scores have improved 23 percent. During this same time frame, retail bank household profitability has improved 23 percent. We began surveying customers following interactions with our platform bankers in July 2005. We’ve seen a 13 percent improvement in the overall banker customer experience scores during that period. In third quarter 2006, to better serve our customers and meet all their financial needs, we added 667 platform banker FTEs, opened 27 banking stores, and added 82 net new webATM® machines.”
Home Mortgage and Home Equity Highlights
•	Mortgage originations of $104 billion, compared with $116 billion in prior quarter and $103 billion in third quarter 2005

•	Mortgage applications of $95 billion, compared with $108 billion in prior quarter and $116 billion in third quarter 2005

•	Mortgage application pipeline of $55 billion, compared with $63 billion at June 30, 2006 and $66 billion at September 30, 2005

•	Owned mortgage servicing portfolio of $1.33 trillion, up 42 percent from September 30, 2005

•	National Home Equity Group portfolio of $78 billion, up 9 percent from September 30, 2005
“Our owned real estate servicing portfolio grew to $1.33 trillion, up $215 billion for the quarter,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “This growth included $172 billion of servicing acquired during the quarter. Our economies of skill and scale in servicing and our ability to cross sell and retain our servicing customers has made us a leader in a consolidating industry. Our servicing business benefits from a slower housing market as lower prepayments result in a lower rate of MSRs amortization. Reflecting the industry-wide slow down, residential loan originations of $104 billion for the quarter were down $12 billion from the prior quarter.”
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities, and institutional investments.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$1,784	$1,491	20	$5,351	$4,604	16
Reversal of provision for credit losses	—	—	—	(9)	(6)	50
Noninterest expense	999	895	12	3,009	2,611	15
Net income	527	403	31	1,578	1,344	17
Average loans (in billions)	72.3	63.3	14	70.1	61.3	14
Average assets (in billions)	97.5	90.1	8	96.9	88.1	10
•	Net income up 31 percent year-over-year

•	Acquired multi-family real estate finance firm Reilly Mortgage

•	Agreed to acquire Los Angeles-based investment banking firm Barrington Associates

•	Acquired Indiana-based Bodenhafer Insurance & Investment Group

•	Global Finance magazine cited Wells Fargo’s Commercial Electronic Office® (CEO®) portal as “Best Corporate Website Design”
“We achieved another quarter of strong growth by maintaining our focus on our customers,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “Our customer feedback programs, both internal and in partnership with customer research firms, confirm continuing industry leadership in satisfaction with our relationship model.
“We continue to develop our business to meet our customers’ financial needs. We expanded on our existing investment banking capabilities by agreeing to acquire Barrington Associates to provide merger and acquisition advisory services for our middle-market and private equity clients. We also expanded our business insurance brokerage company with Acordia Inc.’s acquisition of Bodenhafer Insurance & Investment Group. As we grow, we’ll continue to add skilled and experienced team members to help us serve our customers better.”

Wholesale Banking reported net income of $527 million, up 31 percent from a year ago. Revenue was $1.78 billion, up 20 percent from third quarter 2005, driven by 9 percent earning asset growth coupled with a wider net interest margin and strong insurance, asset management, and capital markets revenue, along with the acquisition of Secured Capital in January 2006 and Reilly Mortgage in July 2006. Noninterest expense was up 12 percent from the prior year, primarily due to higher personnel-related expenses driven by higher staffing levels, along with expenses related to the Secured Capital and Reilly Mortgage acquisitions. Average loans increased 14 percent to $72.3 billion from third quarter 2005, with strength in our real estate and asset-based lending businesses. Core deposits increased 23 percent to $29.1 billion with a significant portion of the growth from new customers.
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Latin America, the Caribbean and the Pacific Rim.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$1,366	$1,184	15	$4,025	$3,446	17
Provision for credit losses	377	415	(9)	875	1,076	(19)
Noninterest expense	690	644	7	2,058	1,888	9
Net income	194	79	146	704	311	126
Average loans (in billions)	59.2	47.9	24	56.2	45.6	23
Average assets (in billions)	64.7	53.5	21	61.6	51.5	20
•	Average loans up 24 percent from third quarter 2005
o	Real estate-secured receivables up 21 percent to $21.0 billion

o	Auto finance receivables up 34 percent to $26.4 billion
“Earnings were driven by continued measured growth in receivables and positive operating leverage,” said Tom Shippee, Wells Fargo Financial president and CEO. “Excluding the $100 million provision for Hurricane Katrina in third quarter 2005, credit losses increased from a year ago. The majority of the increase related to our auto segment, reflecting some normal seasoning of the portfolio and higher delinquencies as a whole, which the entire auto industry is experiencing. Additionally, the integration of collection platforms and policies for the prime and non-prime auto portfolios contributed to higher losses. In the short term, this integration has impacted delinquency levels, but in the long term we believe it should provide cost savings through more effective and consistent processes.”
Wells Fargo Financial reported net income of $194 million, compared with $79 million in third quarter 2005. In third quarter 2006, $50 million of the Katrina-related provision was reversed. Revenue was $1.37 billion, up 15 percent from $1.18 billion in third quarter 2005. Average loans increased 24 percent to $59.2 billion from $47.9 billion a year ago.
Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through October 20, 2006. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286 and conference ID 215651. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=106337.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about future credit losses and credit quality generally and more specifically about our belief that we will see an improvement in early 2007 in collections relating to our consumer auto loans and that the integration of the collection practices for the prime and non-prime auto loan portfolios will provide cost savings in the long term and our expectation that we will not incur additional Hurricane Katrina-related losses. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including how fast the increased collection capability for our consumer auto loans produces effective results. For factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, including “Risk Factors” in each report.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $483 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,100 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. has the highest possible credit rating, “Aaa,” from Moody’s Investors Service and the highest credit rating given to a U.S. bank, “AA+,” from Standard & Poor’s Ratings Services.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
($ in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

For the Period
Net income	$2,194	$1,975	11%	$6,301	$5,741	10%
Diluted earnings per common share	0.64	0.58	10	1.85	1.68	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.76%	1.75%	1	1.73%	1.75%	(1)
Net income to average stockholders’ equity (ROE)	20.00	19.72	1	19.89	19.70	1

Efficiency ratio (1)	56.9	57.5	(1)	58.3	57.8	1

Total revenue	$8,934	$8,503	5	$26,278	$24,457	7

Dividends declared per common share	—	0.26	(100)	0.80	0.74	8

Average common shares outstanding	3,371.9	3,373.5	—	3,364.6	3,379.8	—
Diluted average common shares outstanding	3,416.0	3,410.6	—	3,405.5	3,418.7	—

Average loans	$303,980	$295,611	3	$305,141	$292,874	4
Average assets	494,679	448,159	10	487,182	438,143	11
Average core deposits (2)	260,430	247,187	5	257,402	239,171	8
Average retail core deposits (3)	212,440	205,078	4	212,980	198,881	7

Net interest margin	4.79%	4.86%	(1)	4.80%	4.87%	(1)

At Period End
Securities available for sale	$52,635	$34,480	53	$52,635	$34,480	53
Loans	307,491	296,189	4	307,491	296,189	4
Allowance for loan losses	3,799	3,886	(2)	3,799	3,886	(2)
Goodwill	11,192	10,776	4	11,192	10,776	4
Assets	483,441	453,494	7	483,441	453,494	7
Core deposits (2)	260,793	248,384	5	260,793	248,384	5
Stockholders’ equity	44,862	39,835	13	44,862	39,835	13

Capital ratios
Stockholders’ equity to assets	9.28%	8.78%	6	9.28%	8.78%	6
Risk-based capital (4)
Tier 1 capital	8.76	8.35	5	8.76	8.35	5
Total capital	12.37	11.84	4	12.37	11.84	4
Tier 1 leverage (4)	7.41	7.16	3	7.41	7.16	3

Book value per common share	$13.30	$11.86	12	$13.30	$11.86	12

Team members (active, full-time equivalent)	156,400	151,300	3	156,400	151,300	3

Common Stock Price
High	$36.89	$31.44	17	$36.89	$31.44	17
Low	33.36	29.00	15	30.31	28.89	5
Period end	36.18	29.29	24	36.18	29.29	24

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The September 30, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
($ in millions, except per share amounts)	2006	2006	2006	2005	2005

For the Quarter
Net income	$2,194	$2,089	$2,018	$1,930	$1,975
Diluted earnings per common share	0.64	0.61	0.60	0.57	0.58
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.76%	1.71%	1.72%	1.63%	1.75%
Net income to average stockholders’ equity (ROE)	20.00	19.76	19.89	19.22	19.72

Efficiency ratio (1)	56.9	58.9	59.3	57.5	57.5

Total revenue	$8,934	$8,789	$8,555	$8,492	$8,503

Dividends declared per common share	—	0.54	0.26	0.26	0.26

Average common shares outstanding	3,371.9	3,363.8	3,358.3	3,350.8	3,373.5
Diluted average common shares outstanding	3,416.0	3,404.4	3,395.7	3,387.8	3,410.6

Average loans	$303,980	$300,388	$311,132	$305,696	$295,611
Average assets	494,679	491,456	475,195	468,481	448,159
Average core deposits (2)	260,430	257,695	254,012	253,386	247,187
Average retail core deposits (3)	212,440	213,588	212,921	210,729	205,078

Net interest margin	4.79%	4.76%	4.85%	4.84%	4.86%

At Quarter End
Securities available for sale	$52,635	$71,420	$51,195	$41,834	$34,480
Loans	307,491	300,622	306,676	310,837	296,189
Allowance for loan losses	3,799	3,851	3,845	3,871	3,886
Goodwill	11,192	11,091	11,050	10,787	10,776
Assets	483,441	499,516	492,428	481,741	453,494
Core deposits (2)	260,793	260,427	258,142	253,341	248,384
Stockholders’ equity	44,862	41,894	41,961	40,660	39,835

Capital ratios
Stockholders’ equity to assets	9.28%	8.39%	8.52%	8.44%	8.78%
Risk-based capital (4)
Tier 1 capital	8.76	8.35	8.30	8.26	8.35
Total capital	12.37	11.82	11.49	11.64	11.84
Tier 1 leverage (4)	7.41	6.99	7.13	6.99	7.16

Book value per common share	$13.30	$12.46	$12.50	$12.12	$11.86

Team members (active, full-time equivalent)	156,400	154,300	152,000	153,500	151,300

Common Stock Price
High	$36.89	$34.86	$32.76	$32.35	$31.44
Low	33.36	31.90	30.31	28.81	29.00
Period end	36.18	33.54	31.94	31.42	29.29

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The September 30, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

INTEREST INCOME
Trading assets	$45	$44	2%	$179	$142	26%
Securities available for sale	1,014	442	129	2,552	1,327	92
Mortgages held for sale	702	674	4	2,119	1,585	34
Loans held for sale	12	9	33	34	136	(75)
Loans	6,555	5,416	21	18,910	15,359	23
Other interest income	71	60	18	214	169	27

Total interest income	8,399	6,645	26	24,008	18,718	28

INTEREST EXPENSE
Deposits	1,997	1,000	100	5,273	2,517	109
Short-term borrowings	271	189	43	830	502	65
Long-term debt	1,084	780	39	3,004	2,034	48

Total interest expense	3,352	1,969	70	9,107	5,053	80

NET INTEREST INCOME	5,047	4,676	8	14,901	13,665	9
Provision for credit losses	613	641	(4)	1,478	1,680	(12)

Net interest income after provision for credit losses	4,434	4,035	10	13,423	11,985	12

NONINTEREST INCOME
Service charges on deposit accounts	707	654	8	1,995	1,857	7
Trust and investment fees	664	614	8	2,002	1,813	10
Card fees	464	377	23	1,266	1,064	19
Other fees	509	520	(2)	1,507	1,451	4
Mortgage banking	484	743	(35)	1,634	1,794	(9)
Operating leases	192	202	(5)	593	612	(3)
Insurance	313	248	26	1,041	943	10
Net gains (losses) on debt securities available for sale	121	(31)	—	(70)	4	—
Net gains from equity investments	159	146	9	482	418	15
Other	274	354	(23)	927	836	11

Total noninterest income	3,887	3,827	2	11,377	10,792	5

NONINTEREST EXPENSE
Salaries	1,769	1,571	13	5,195	4,602	13
Incentive compensation	710	676	5	2,092	1,703	23
Employee benefits	458	467	(2)	1,534	1,446	6
Equipment	294	306	(4)	913	939	(3)
Net occupancy	357	354	1	1,038	1,068	(3)
Operating leases	155	159	(3)	473	474	—
Other	1,338	1,356	(1)	4,086	3,903	5

Total noninterest expense	5,081	4,889	4	15,331	14,135	8

INCOME BEFORE INCOME TAX EXPENSE	3,240	2,973	9	9,469	8,642	10
Income tax expense	1,046	998	5	3,168	2,901	9

NET INCOME	$2,194	$1,975	11	$6,301	$5,741	10

EARNINGS PER COMMON SHARE	$0.65	$0.59	10	$1.87	$1.70	10

DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.58	10	$1.85	$1.68	10

DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.26	(100)	$0.80	$0.74	8

Average common shares outstanding	3,371.9	3,373.5	—	3,364.6	3,379.8	—
Diluted average common shares outstanding	3,416.0	3,410.6	—	3,405.5	3,418.7	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions, except per share amounts)	2006	2006	2006	2005	2005

INTEREST INCOME
Trading assets	$45	$65	$69	$48	$44
Securities available for sale	1,014	875	663	594	442
Mortgages held for sale	702	808	609	628	674
Loans held for sale	12	11	11	10	9
Loans	6,555	6,245	6,110	5,901	5,416
Other interest income	71	73	70	63	60

Total interest income	8,399	8,077	7,532	7,244	6,645

INTEREST EXPENSE
Deposits	1,997	1,794	1,482	1,331	1,000
Short-term borrowings	271	289	270	242	189
Long-term debt	1,084	1,010	910	832	780

Total interest expense	3,352	3,093	2,662	2,405	1,969

NET INTEREST INCOME	5,047	4,984	4,870	4,839	4,676
Provision for credit losses	613	432	433	703	641

Net interest income after provision for credit losses	4,434	4,552	4,437	4,136	4,035

NONINTEREST INCOME
Service charges on deposit accounts	707	665	623	655	654
Trust and investment fees	664	675	663	623	614
Card fees	464	418	384	394	377
Other fees	509	510	488	478	520
Mortgage banking	484	735	415	628	743
Operating leases	192	200	201	200	202
Insurance	313	364	364	272	248
Net gains (losses) on debt securities available for sale	121	(156)	(35)	(124)	(31)
Net gains from equity investments	159	133	190	93	146
Other	274	261	392	434	354

Total noninterest income	3,887	3,805	3,685	3,653	3,827

NONINTEREST EXPENSE
Salaries	1,769	1,754	1,672	1,613	1,571
Incentive compensation	710	714	668	663	676
Employee benefits	458	487	589	428	467
Equipment	294	284	335	328	306
Net occupancy	357	345	336	344	354
Operating leases	155	157	161	161	159
Other	1,338	1,435	1,313	1,346	1,356

Total noninterest expense	5,081	5,176	5,074	4,883	4,889

INCOME BEFORE INCOME TAX EXPENSE	3,240	3,181	3,048	2,906	2,973
Income tax expense	1,046	1,092	1,030	976	998

NET INCOME	$2,194	$2,089	$2,018	$1,930	$1,975

EARNINGS PER COMMON SHARE	$0.65	$0.62	$0.60	$0.57	$0.59

DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.61	$0.60	$0.57	$0.58

DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.54	$0.26	$0.26	$0.26

Average common shares outstanding	3,371.9	3,363.8	3,358.3	3,350.8	3,373.5
Diluted average common shares outstanding	3,416.0	3,404.4	3,395.7	3,387.8	3,410.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Sept. 30, 2006 from
	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,
(in millions, except shares)	2006	2005	2005	2005	2005

ASSETS
Cash and due from banks	$12,591	$15,397	$13,931	(18)%	(10)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,079	5,306	5,861	(23)	(30)
Trading assets	5,300	10,905	8,477	(51)	(37)
Securities available for sale	52,635	41,834	34,480	26	53
Mortgages held for sale	39,913	40,534	46,119	(2)	(13)
Loans held for sale	617	612	629	1	(2)

Loans	307,491	310,837	296,189	(1)	4
Allowance for loan losses	(3,799)	(3,871)	(3,886)	(2)	(2)

Net loans	303,692	306,966	292,303	(1)	4

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	17,712	—	—	—	—
Amortized	328	12,511	10,711	(97)	(97)
Premises and equipment, net	4,645	4,417	4,223	5	10
Goodwill	11,192	10,787	10,776	4	4
Other assets	30,737	32,472	25,984	(5)	18

Total assets	$483,441	$481,741	$453,494	—	7

LIABILITIES
Noninterest-bearing deposits	$86,849	$87,712	$89,304	(1)	(3)
Interest-bearing deposits	227,470	226,738	199,725	—	14

Total deposits	314,319	314,450	289,029	—	9
Short-term borrowings	13,800	23,892	23,243	(42)	(41)
Accrued expenses and other liabilities	26,369	23,071	22,795	14	16
Long-term debt	84,091	79,668	78,592	6	7

Total liabilities	438,579	441,081	413,659	(1)	6

STOCKHOLDERS’ EQUITY
Preferred stock	465	325	389	43	20
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	—	—
Additional paid-in capital	7,667	7,040	6,984	9	10
Retained earnings	34,080	30,580	29,636	11	15
Cumulative other comprehensive income	633	665	721	(5)	(12)
Treasury stock — 100,057,636 shares, 117,595,986 shares and 114,421,240 shares	(3,273)	(3,390)	(3,267)	(3)	—
Unearned ESOP shares	(498)	(348)	(416)	43	20

Total stockholders’ equity	44,862	40,660	39,835	10	13

Total liabilities and stockholders’ equity	$483,441	$481,741	$453,494	—	7

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

ASSETS
Cash and due from banks	$12,591	$14,069	$13,224	$15,397	$13,931
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,079	5,367	4,954	5,306	5,861
Trading assets	5,300	7,344	9,930	10,905	8,477
Securities available for sale	52,635	71,420	51,195	41,834	34,480
Mortgages held for sale	39,913	39,714	43,521	40,534	46,119
Loans held for sale	617	594	629	612	629

Loans	307,491	300,622	306,676	310,837	296,189
Allowance for loan losses	(3,799)	(3,851)	(3,845)	(3,871)	(3,886)

Net loans	303,692	296,771	302,831	306,966	292,303

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	17,712	15,650	13,800	—	—
Amortized	328	175	142	12,511	10,711
Premises and equipment, net	4,645	4,529	4,493	4,417	4,223
Goodwill	11,192	11,091	11,050	10,787	10,776
Other assets	30,737	32,792	36,659	32,472	25,984

Total assets	$483,441	$499,516	$492,428	$481,741	$453,494

LIABILITIES
Noninterest-bearing deposits	$86,849	$89,448	$88,701	$87,712	$89,304
Interest-bearing deposits	227,470	237,004	219,604	226,738	199,725

Total deposits	314,319	326,452	308,305	314,450	289,029
Short-term borrowings	13,800	13,619	21,350	23,892	23,243
Accrued expenses and other liabilities	26,369	33,794	36,312	23,071	22,795
Long-term debt	84,091	83,757	84,500	79,668	78,592

Total liabilities	438,579	457,622	450,467	441,081	413,659

STOCKHOLDERS’ EQUITY
Preferred stock	465	548	634	325	389
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	7,667	7,562	7,479	7,040	6,984
Retained earnings	34,080	31,964	31,750	30,580	29,636
Cumulative other comprehensive income	633	155	576	665	721
Treasury stock	(3,273)	(3,537)	(3,587)	(3,390)	(3,267)
Unearned ESOP shares	(498)	(586)	(679)	(348)	(416)

Total stockholders’ equity	44,862	41,894	41,961	40,660	39,835

Total liabilities and stockholders’ equity	$483,441	$499,516	$492,428	$481,741	$453,494

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,247	$4,855	$5,192	$5,158	$5,647
Trading assets	3,880	5,938	6,099	5,061	4,782
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	912	935	866	1,051	1,042
Securities of U.S. states and political subdivisions	3,240	3,013	3,106	3,256	3,321
Mortgage-backed securities:
Federal agencies	47,009	40,160	27,718	23,545	17,815
Private collateralized mortgage obligations	7,696	7,176	6,562	8,060	4,245

Total mortgage-backed securities	54,705	47,336	34,280	31,605	22,060
Other debt securities (1)	6,865	6,246	5,280	4,843	3,888

Total debt securities available for sale (1)	65,722	57,530	43,532	40,755	30,311
Mortgages held for sale	42,369	51,675	39,523	42,036	47,510
Loans held for sale	622	585	651	603	626
Loans:
Commercial and commercial real estate:
Commercial	66,216	65,424	62,769	61,297	59,434
Other real estate mortgage	29,851	28,938	28,686	28,425	28,614
Real estate construction	15,073	14,517	13,850	13,040	12,259
Lease financing	5,385	5,429	5,436	5,347	5,252

Total commercial and commercial real estate	116,525	114,308	110,741	108,109	105,559
Consumer:
Real estate 1-4 family first mortgage	50,138	55,019	74,383	76,233	72,479
Real estate 1-4 family junior lien mortgage	65,991	62,740	59,972	58,157	56,412
Credit card	12,810	11,947	11,765	11,326	10,867
Other revolving credit and installment	51,988	50,098	48,329	46,593	45,380

Total consumer	180,927	179,804	194,449	192,309	185,138
Foreign	6,528	6,276	5,942	5,278	4,914

Total loans (2)	303,980	300,388	311,132	305,696	295,611
Other	1,348	1,363	1,389	1,415	1,511

Total earning assets	$422,168	$422,334	$407,518	$400,724	$385,998

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,370	$4,288	$4,069	$3,797	$3,698
Market rate and other savings	132,906	134,182	134,228	132,042	129,390
Savings certificates	33,909	30,308	28,718	26,610	23,434
Other time deposits	36,920	38,288	33,726	33,321	22,204
Deposits in foreign offices	22,303	20,898	15,152	14,347	12,359

Total interest-bearing deposits	230,408	227,964	215,893	210,117	191,085
Short-term borrowings	21,539	24,836	26,180	25,395	22,797
Long-term debt	84,112	84,486	81,686	79,169	82,840

Total interest-bearing liabilities	336,059	337,286	323,759	314,681	296,722
Portion of noninterest-bearing funding sources	86,109	85,048	83,759	86,043	89,276

Total funding sources	$422,168	$422,334	$407,518	$400,724	$385,998

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,159	$12,437	$12,897	$13,508	$13,100
Goodwill	11,156	11,075	10,963	10,780	10,736
Other	49,196	45,610	43,817	43,469	38,325

Total noninterest-earning assets	$72,511	$69,122	$67,677	$67,757	$62,161

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$89,245	$88,917	$86,997	$90,937	$90,665
Other liabilities	25,839	22,835	23,320	23,049	21,074
Stockholders’ equity	43,536	42,418	41,119	39,814	39,698
Noninterest-bearing funding sources used to fund earning assets	(86,109)	(85,048)	(83,759)	(86,043)	(89,276)

Net noninterest-bearing funding sources	$72,511	$69,122	$67,677	$67,757	$62,161

TOTAL ASSETS	$494,679	$491,456	$475,195	$468,481	$448,159

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Nine months ended Sept. 30,
(in millions)	2006	2005

Balance, beginning of period	$40,660	$37,866
Cumulative effect from adoption of FAS 156	101	—
Net income	6,301	5,741
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	4	6
Minimum pension liability adjustment	(3)	—
Change in valuation allowance related to:
Investment securities and other interests held	(6)	(316)
Derivative instruments and hedging activities	(27)	81
Common stock issued	1,419	938
Common stock issued for acquisitions	—	122
Common stock repurchased	(1,566)	(2,343)
Preferred stock released to ESOP	274	244
Common stock dividends	(2,695)	(2,505)
Other, net	400	1

Balance, end of period	$44,862	$39,835

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Commercial and commercial real estate:
Commercial	$66,797	$66,014	$63,836	$61,552	$60,588
Other real estate mortgage	29,914	29,281	28,754	28,545	28,571
Real estate construction	15,397	14,764	14,308	13,406	12,587
Lease financing	5,443	5,301	5,402	5,400	5,244

Total commercial and commercial real estate	117,551	115,360	112,300	108,903	106,990
Consumer:
Real estate 1-4 family first mortgage	49,765	50,491	66,106	77,768	69,259
Real estate 1-4 family junior lien mortgage	67,185	64,727	61,115	59,143	57,491
Credit card	13,343	12,387	11,618	12,009	11,060
Other revolving credit and installment	53,080	51,236	49,295	47,462	46,201

Total consumer	183,373	178,841	188,134	196,382	184,011
Foreign	6,567	6,421	6,242	5,552	5,188

Total loans (net of unearned income)	$307,491	$300,622	$306,676	$310,837	$296,189

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$256	$253	$256	$286	$293
Other real estate mortgage	116	137	163	165	197
Real estate construction	90	31	21	31	43
Lease financing	27	26	31	45	68

Total commercial and commercial real estate	489	447	471	527	601
Consumer:
Real estate 1-4 family first mortgage	595	585	508	471	409
Real estate 1-4 family junior lien mortgage	200	179	190	144	119
Other revolving credit and installment	167	139	188	171	149

Total consumer	962	903	886	786	677
Foreign	38	45	37	25	23

Total nonaccrual loans	1,489	1,395	1,394	1,338	1,301
As a percentage of total loans	0.48%	0.46%	0.45%	0.43%	0.44%

Foreclosed assets:
GNMA loans (1)	266	238	227	—	—
Other	342	275	228	191	187
Real estate and other nonaccrual investments	3	9	—	2	2

Total nonaccrual loans and other assets	$2,100	$1,917	$1,849	$1,531	$1,490

As a percentage of total loans	0.68%	0.64%	0.60%	0.49%	0.50%

(1)	As a result of a change in regulatory reporting requirements effective January 1, 2006, foreclosed real estate securing Government National Mortgage Association (GNMA) loans has been classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Nine months ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in millions)	2006	2006	2005	2006	2005

Balance, beginning of period	$4,035	$4,025	$3,944	$4,057	$3,950

Provision for credit losses	613	432	641	1,478	1,680

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(103)	(93)	(95)	(275)	(271)
Other real estate mortgage	(1)	(1)	(1)	(3)	(6)
Real estate construction	(1)	—	(1)	(1)	(6)
Lease financing	(6)	(7)	(7)	(22)	(27)

Total commercial and commercial real estate	(111)	(101)	(104)	(301)	(310)
Consumer:
Real estate 1-4 family first mortgage	(30)	(22)	(24)	(81)	(83)
Real estate 1-4 family junior lien mortgage	(36)	(28)	(37)	(98)	(100)
Credit card	(133)	(113)	(128)	(351)	(389)
Other revolving credit and installment	(501)	(349)	(369)	(1,172)	(1,015)

Total consumer	(700)	(512)	(558)	(1,702)	(1,587)
Foreign	(74)	(74)	(72)	(222)	(216)

Total loan charge-offs	(885)	(687)	(734)	(2,225)	(2,113)

Loan recoveries:
Commercial and commercial real estate:
Commercial	26	31	35	84	102
Other real estate mortgage	8	5	4	14	13
Real estate construction	—	1	—	2	7
Lease financing	4	6	5	16	16

Total commercial and commercial real estate	38	43	44	116	138
Consumer:
Real estate 1-4 family first mortgage	8	9	6	20	15
Real estate 1-4 family junior lien mortgage	9	10	8	27	22
Credit card	23	25	20	72	64
Other revolving credit and installment	124	148	97	401	250

Total consumer	164	192	131	520	351
Foreign	20	20	18	61	44

Total loan recoveries	222	255	193	697	533

Net loan charge-offs	(663)	(432)	(541)	(1,528)	(1,580)

Other	(7)	10	13	(29)	7

Balance, end of period	$3,978	$4,035	$4,057	$3,978	$4,057

Components:
Allowance for loan losses	$3,799	$3,851	$3,886	$3,799	$3,886
Reserve for unfunded credit commitments	179	184	171	179	171

Allowance for credit losses	$3,978	$4,035	$4,057	$3,978	$4,057

Net loan charge-offs (annualized) as a percentage of average total loans	0.86%	0.58%	0.73%	0.67%	0.72%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Balance, beginning of quarter	$4,035	$4,025	$4,057	$4,057	$3,944

Provision for credit losses	613	432	433	703	641

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(103)	(93)	(79)	(135)	(95)
Other real estate mortgage	(1)	(1)	(1)	(1)	(1)
Real estate construction	(1)	—	—	—	(1)
Lease financing	(6)	(7)	(9)	(8)	(7)

Total commercial and commercial real estate	(111)	(101)	(89)	(144)	(104)
Consumer:
Real estate 1-4 family first mortgage	(30)	(22)	(29)	(28)	(24)
Real estate 1-4 family junior lien mortgage	(36)	(28)	(34)	(36)	(37)
Credit card	(133)	(113)	(105)	(164)	(128)
Other revolving credit and installment	(501)	(349)	(322)	(465)	(369)

Total consumer	(700)	(512)	(490)	(693)	(558)
Foreign	(74)	(74)	(74)	(82)	(72)

Total loan charge-offs	(885)	(687)	(653)	(919)	(734)

Loan recoveries:
Commercial and commercial real estate:
Commercial	26	31	27	31	35
Other real estate mortgage	8	5	1	3	4
Real estate construction	—	1	1	6	—
Lease financing	4	6	6	5	5

Total commercial and commercial real estate	38	43	35	45	44
Consumer:
Real estate 1-4 family first mortgage	8	9	3	6	6
Real estate 1-4 family junior lien mortgage	9	10	8	9	8
Credit card	23	25	24	22	20
Other revolving credit and installment	124	148	129	115	97

Total consumer	164	192	164	152	131
Foreign	20	20	21	19	18

Total loan recoveries	222	255	220	216	193

Net loan charge-offs	(663)	(432)	(433)	(703)	(541)

Other	(7)	10	(32)	—	13

Balance, end of quarter	$3,978	$4,035	$4,025	$4,057	$4,057

Components:
Allowance for loan losses	$3,799	$3,851	$3,845	$3,871	$3,886
Reserve for unfunded credit commitments	179	184	180	186	171

Allowance for credit losses	$3,978	$4,035	$4,025	$4,057	$4,057

Net loan charge-offs (annualized) as a percentage of average total loans	0.86%	0.58%	0.56%	0.91%	0.73%

Allowance for loan losses as a percentage of:
Total loans	1.24%	1.28%	1.25%	1.25%	1.31%
Nonaccrual loans	255	276	276	289	299
Nonaccrual loans and other assets	181	201	208	253	261

Allowance for credit losses as a percentage of:
Total loans	1.29%	1.34%	1.31%	1.31%	1.37%
Nonaccrual loans	267	289	289	303	312
Nonaccrual loans and other assets	189	210	218	265	272

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2006	2005	Change	2006	2005	Change

Service charges on deposit accounts	$707	$654	8%	$1,995	$1,857	7%

Trust and investment fees:
Trust, investment and IRA fees	508	473	7	1,508	1,374	10
Commissions and all other fees	156	141	11	494	439	13

Total trust and investment fees	664	614	8	2,002	1,813	10

Card fees	464	377	23	1,266	1,064	19

Other fees:
Cash network fees	48	45	7	140	135	4
Charges and fees on loans	244	280	(13)	735	785	(6)
All other	217	195	11	632	531	19

Total other fees	509	520	(2)	1,507	1,451	4

Mortgage banking:
Servicing income, net	188	373	(50)	579	730	(21)
Net gains on mortgage loan origination/sales activities	179	273	(34)	811	816	(1)
All other	117	97	21	244	248	(2)

Total mortgage banking	484	743	(35)	1,634	1,794	(9)

Operating leases	192	202	(5)	593	612	(3)
Insurance	313	248	26	1,041	943	10
Trading assets	106	184	(42)	331	391	(15)
Net gains (losses) on debt securities available for sale	121	(31)	—	(70)	4	—
Net gains from equity investments	159	146	9	482	418	15
Net gains on sales of loans	2	3	(33)	7	3	133
All other	166	167	(1)	589	442	33

Total	$3,887	$3,827	2	$11,377	$10,792	5

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2006	2005	Change	2006	2005	Change

Salaries	$1,769	$1,571	13%	$5,195	$4,602	13%
Incentive compensation	710	676	5	2,092	1,703	23
Employee benefits	458	467	(2)	1,534	1,446	6
Equipment	294	306	(4)	913	939	(3)
Net occupancy	357	354	1	1,038	1,068	(3)
Operating leases	155	159	(3)	473	474	—
Outside professional services	240	230	4	669	582	15
Contract services	143	163	(12)	414	443	(7)
Travel and entertainment	132	120	10	401	347	16
Outside data processing	111	114	(3)	324	341	(5)
Advertising and promotion	123	128	(4)	354	334	6
Postage	75	72	4	235	212	11
Telecommunications	70	74	(5)	213	213	—
Insurance	43	17	153	218	196	11
Stationery and supplies	57	48	19	163	148	10
Operating losses	33	52	(37)	140	156	(10)
Security	43	42	2	130	125	4
Core deposit intangibles	28	30	(7)	85	93	(9)
Charitable donations	15	8	88	51	48	6
Net gains from debt extinguishment	(2)	(1)	100	(6)	(1)	500
All other	227	259	(12)	695	666	4

Total	$5,081	$4,889	4	$15,331	$14,135	8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Service charges on deposit accounts	$707	$665	$623	$655	$654

Trust and investment fees:
Trust, investment and IRA fees	508	509	491	481	473
Commissions and all other fees	156	166	172	142	141

Total trust and investment fees	664	675	663	623	614

Card fees	464	418	384	394	377

Other fees:
Cash network fees	48	48	44	45	45
Charges and fees on loans	244	249	242	237	280
All other	217	213	202	196	195

Total other fees	509	510	488	478	520

Mortgage banking:
Servicing income, net	188	310	81	257	373
Net gains on mortgage loan origination/sales activities	179	359	273	269	273
All other	117	66	61	102	97

Total mortgage banking	484	735	415	628	743

Operating leases	192	200	201	200	202
Insurance	313	364	364	272	248
Trading assets	106	91	134	180	184
Net gains (losses) on debt securities available for sale	121	(156)	(35)	(124)	(31)
Net gains from equity investments	159	133	190	93	146
Net gains on sales of loans	2	2	3	2	3
All other	166	168	255	252	167

Total	$3,887	$3,805	$3,685	$3,653	$3,827

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Salaries	$1,769	$1,754	$1,672	$1,613	$1,571
Incentive compensation	710	714	668	663	676
Employee benefits	458	487	589	428	467
Equipment	294	284	335	328	306
Net occupancy	357	345	336	344	354
Operating leases	155	157	161	161	159
Outside professional services	240	236	193	253	230
Contract services	143	139	132	153	163
Travel and entertainment	132	139	130	134	120
Outside data processing	111	109	104	108	114
Advertising and promotion	123	125	106	109	128
Postage	75	79	81	69	72
Telecommunications	70	73	70	65	74
Insurance	43	99	76	28	17
Stationery and supplies	57	55	51	57	48
Operating losses	33	45	62	38	52
Security	43	44	43	42	42
Core deposit intangibles	28	28	29	30	30
Charitable donations	15	19	17	13	8
Net losses (gains) from debt extinguishment	(2)	(2)	(2)	12	(1)
All other	227	247	221	235	259

Total	$5,081	$5,176	$5,074	$4,883	$4,889

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,247	5.00%	$53	$5,647	3.17%	$45
Trading assets	3,880	5.19	51	4,782	3.68	44
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	912	4.42	10	1,042	3.70	10
Securities of U.S. states and political subdivisions	3,240	7.99	63	3,321	8.12	63
Mortgage-backed securities:
Federal agencies	47,009	6.09	716	17,815	6.08	264
Private collateralized mortgage obligations	7,696	6.78	129	4,245	5.63	59

Total mortgage-backed securities	54,705	6.19	845	22,060	5.99	323
Other debt securities (4)	6,865	6.80	116	3,888	7.21	68

Total debt securities available for sale (4)	65,722	6.31	1,034	30,311	6.29	464
Mortgages held for sale (3)	42,369	6.63	702	47,510	5.68	674
Loans held for sale (3)	622	7.73	12	626	5.86	9
Loans:
Commercial and commercial real estate:
Commercial	66,216	8.36	1,395	59,434	6.83	1,023
Other real estate mortgage	29,851	7.47	562	28,614	6.42	464
Real estate construction	15,073	8.13	309	12,259	6.64	204
Lease financing	5,385	5.65	76	5,252	5.74	75

Total commercial and commercial real estate	116,525	7.98	2,342	105,559	6.64	1,766
Consumer:
Real estate 1-4 family first mortgage	50,138	7.54	951	72,479	6.60	1,201
Real estate 1-4 family junior lien mortgage	65,991	8.14	1,353	56,412	6.71	954
Credit card	12,810	13.45	431	10,867	12.38	336
Other revolving credit and installment	51,988	9.75	1,278	45,380	8.72	998

Total consumer	180,927	8.81	4,013	185,138	7.49	3,489
Foreign	6,528	12.42	204	4,914	13.35	164

Total loans (5)	303,980	8.57	6,559	295,611	7.29	5,419
Other	1,348	5.12	18	1,511	3.83	16

Total earning assets	$422,168	7.95	8,429	$385,998	6.89	6,671

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,370	3.24	36	$3,698	1.50	13
Market rate and other savings	132,906	2.55	854	129,390	1.57	513
Savings certificates	33,909	4.03	344	23,434	2.98	176
Other time deposits	36,920	5.27	491	22,204	3.48	196
Deposits in foreign offices	22,303	4.84	272	12,359	3.28	102

Total interest-bearing deposits	230,408	3.44	1,997	191,085	2.08	1,000
Short-term borrowings	21,539	4.99	271	22,797	3.28	189
Long-term debt	84,112	5.13	1,084	82,840	3.75	780

Total interest-bearing liabilities	336,059	3.96	3,352	296,722	2.64	1,969
Portion of noninterest-bearing funding sources	86,109	—	—	89,276	—	—

Total funding sources	$422,168	3.16	3,352	$385,998	2.03	1,969

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.79%	$5,077		4.86%	$4,702

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,159			$13,100
Goodwill	11,156			10,736
Other	49,196			38,325

Total noninterest-earning assets	$72,511			$62,161

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$89,245			$90,665
Other liabilities	25,839			21,074
Stockholders’ equity	43,536			39,698
Noninterest-bearing funding sources used to fund earning assets	(86,109)			(89,276)

Net noninterest-bearing funding sources	$72,511			$62,161

TOTAL ASSETS	$494,679			$448,159

(1)	Our average prime rate was 8.25% and 6.42% for the quarters ended September 30, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.43% and 3.77% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,761	4.58%	$163	$5,546	2.81%	$117
Trading assets	5,298	4.91	195	5,529	3.43	142
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	905	4.38	30	979	3.78	28
Securities of U.S. states and political subdivisions	3,120	8.11	183	3,441	8.28	202
Mortgage-backed securities:
Federal agencies	38,366	5.99	1,723	18,495	6.06	815
Private collateralized mortgage obligations	7,149	6.65	352	4,140	5.55	169

Total mortgage-backed securities	45,515	6.10	2,075	22,635	5.97	984
Other debt securities (4)	6,136	7.06	324	3,511	7.25	184

Total debt securities available for sale (4)	55,676	6.28	2,612	30,566	6.30	1,398
Mortgages held for sale (3)	44,533	6.34	2,119	37,958	5.57	1,585
Loans held for sale (3)	619	7.33	34	3,617	5.02	136
Loans:
Commercial and commercial real estate:
Commercial	64,816	8.07	3,914	57,469	6.55	2,816
Other real estate mortgage	29,162	7.26	1,585	29,325	6.14	1,347
Real estate construction	14,485	7.89	854	10,428	6.43	501
Lease financing	5,416	5.74	233	5,185	5.97	232

Total commercial and commercial real estate	113,879	7.73	6,586	102,407	6.39	4,896
Consumer:
Real estate 1-4 family first mortgage	59,758	7.20	3,221	78,822	6.31	3,725
Real estate 1-4 family junior lien mortgage	62,923	7.91	3,723	54,760	6.38	2,612
Credit card	12,178	13.29	1,213	10,439	12.16	952
Other revolving credit and installment	50,152	9.57	3,592	41,926	8.68	2,723

Total consumer	185,011	8.49	11,749	185,947	7.19	10,012
Foreign	6,251	12.53	587	4,520	13.66	462

Total loans (5)	305,141	8.29	18,922	292,874	7.01	15,370
Other	1,366	4.90	50	1,637	4.30	52

Total earning assets	$417,394	7.72	24,095	$377,727	6.66	18,800

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,243	2.77	88	$3,543	1.29	34
Market rate and other savings	133,767	2.31	2,307	128,364	1.31	1,255
Savings certificates	30,997	3.75	868	21,299	2.74	437
Other time deposits	36,324	4.94	1,343	25,775	2.95	569
Deposits in foreign offices	19,477	4.58	667	10,450	2.85	222

Total interest-bearing deposits	224,808	3.14	5,273	189,431	1.78	2,517
Short-term borrowings	24,168	4.59	830	23,629	2.84	502
Long-term debt	83,437	4.81	3,004	79,126	3.43	2,034

Total interest-bearing liabilities	332,413	3.66	9,107	292,186	2.31	5,053
Portion of noninterest-bearing funding sources	84,981	—	—	85,541	—	—

Total funding sources	$417,394	2.92	9,107	$377,727	1.79	5,053

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.80%	$14,988		4.87%	$13,747

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,495			$13,060
Goodwill	11,066			10,680
Other	46,227			36,676

Total noninterest-earning assets	$69,788			$60,416

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,395			$85,965
Other liabilities	24,007			21,055
Stockholders’ equity	42,367			38,937
Noninterest-bearing funding sources used to fund earning assets	(84,981)			(85,541)

Net noninterest-bearing funding sources	$69,788			$60,416

TOTAL ASSETS	$487,182			$438,143

(1)	Our average prime rate was 7.86% and 5.93% for the nine months ended September 30, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.14% and 3.30% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)	Banking		Banking		Financial		Company

Quarter ended September 30,	2006	2005	2006	2005	2006	2005	2006	2005

Net interest income	$3,292	$3,209	$751	$598	$1,004	$869	$5,047	$4,676
Provision for credit losses	236	226	—	—	377	415	613	641
Noninterest income	2,492	2,619	1,033	893	362	315	3,887	3,827
Noninterest expense	3,392	3,350	999	895	690	644	5,081	4,889

Income before income tax expense	2,156	2,252	785	596	299	125	3,240	2,973
Income tax expense	683	759	258	193	105	46	1,046	998

Net income	$1,473	$1,493	$527	$403	$194	$79	$2,194	$1,975

Average loans	$172.5	$184.4	$72.3	$63.3	$59.2	$47.9	$304.0	$295.6
Average assets (2)	326.7	298.8	97.5	90.1	64.7	53.5	494.7	448.2
Average core deposits	231.2	223.5	29.1	23.6	0.1	0.1	260.4	247.2

Nine months ended September 30,

Net interest income	$9,869	$9,421	$2,137	$1,755	$2,895	$2,489	$14,901	$13,665
Provision (reversal of provision) for credit losses	612	610	(9)	(6)	875	1,076	1,478	1,680
Noninterest income	7,033	6,986	3,214	2,849	1,130	957	11,377	10,792
Noninterest expense	10,264	9,636	3,009	2,611	2,058	1,888	15,331	14,135

Income before income tax expense	6,026	6,161	2,351	1,999	1,092	482	9,469	8,642
Income tax expense	2,007	2,075	773	655	388	171	3,168	2,901

Net income	$4,019	$4,086	$1,578	$1,344	$704	$311	$6,301	$5,741

Average loans	$178.8	$186.0	$70.1	$61.3	$56.2	$45.6	$305.1	$292.9
Average assets (2)	322.9	292.7	96.9	88.1	61.6	51.5	487.2	438.1
Average core deposits	230.0	214.9	27.3	24.3	0.1	—	257.4	239.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(income/expense in millions, average balances in billions)	2006	2006	2006	2005	2005

COMMUNITY BANKING
Net interest income	$3,292	$3,321	$3,256	$3,281	$3,209
Provision for credit losses	236	187	189	285	226
Noninterest income	2,492	2,398	2,143	2,432	2,619
Noninterest expense	3,392	3,485	3,387	3,336	3,350

Income before income tax expense	2,156	2,047	1,823	2,092	2,252
Income tax expense	683	711	613	705	759

Net income	$1,473	$1,336	$1,210	$1,387	$1,493

Average loans	$172.5	$173.9	$190.4	$190.5	$184.4
Average assets	326.7	327.2	314.8	313.8	298.8
Average core deposits	231.2	230.7	228.0	228.1	223.5

WHOLESALE BANKING
Net interest income	$751	$706	$680	$638	$598
Provision (reversal of provision) for credit losses	—	(7)	(2)	7	—
Noninterest income	1,033	1,085	1,096	907	893
Noninterest expense	999	1,018	992	876	895

Income before income tax expense	785	780	786	662	596
Income tax expense	258	257	258	217	193

Net income	$527	$523	$528	$445	$403

Average loans	$72.3	$70.4	$67.6	$64.7	$63.3
Average assets	97.5	97.2	95.9	92.8	90.1
Average core deposits	29.1	26.9	25.9	25.3	23.6

WELLS FARGO FINANCIAL
Net interest income	$1,004	$957	$934	$920	$869
Provision for credit losses	377	252	246	411	415
Noninterest income	362	322	446	314	315
Noninterest expense	690	673	695	671	644

Income before income tax expense	299	354	439	152	125
Income tax expense	105	124	159	54	46

Net income	$194	$230	$280	$98	$79

Average loans	$59.2	$56.1	$53.1	$50.5	$47.9
Average assets	64.7	61.3	58.7	56.1	53.5
Average core deposits	0.1	0.1	0.1	—	0.1

CONSOLIDATED COMPANY
Net interest income	$5,047	$4,984	$4,870	$4,839	$4,676
Provision for credit losses	613	432	433	703	641
Noninterest income	3,887	3,805	3,685	3,653	3,827
Noninterest expense	5,081	5,176	5,074	4,883	4,889

Income before income tax expense	3,240	3,181	3,048	2,906	2,973
Income tax expense	1,046	1,092	1,030	976	998

Net income	$2,194	$2,089	$2,018	$1,930	$1,975

Average loans	$304.0	$300.4	$311.1	$305.7	$295.6
Average assets (2)	494.7	491.5	475.2	468.5	448.2
Average core deposits	260.4	257.7	254.0	253.4	247.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

Effective January 1, 2006, upon adoption of FAS 156, we remeasured our residential mortgage servicing rights (MSRs) at fair value and recognized a pre-tax adjustment of $158 million to residential MSRs and recorded a corresponding cumulative effect adjustment of $101 million (after-tax) to the 2006 beginning balance of retained earnings in our Statement of Changes in Stockholders’ Equity. The table below reconciles the December 31, 2005, and the January 1, 2006, balance of MSRs.

	Residential	Commercial	Total
(in millions)	MSRs	MSRs	MSRs

Balance at December 31, 2005	$12,389	$122	$12,511
Remeasurement upon adoption of FAS 156	158	—	158

Balance at January 1, 2006	$12,547	$122	$12,669

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2006	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,650	$13,800	$12,547
Purchases	2,907	511	219
Servicing from securitizations or asset transfers	965	1,310	989

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(1,147)	550	522
Other changes in fair value (2)	(663)	(521)	(477)

Fair value, end of quarter	$17,712	$15,650	$13,800

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Amortized MSRs:
Balance, beginning of quarter	$175	$142	$122	$11,953	$10,096
Purchases	161	39	25	912	783
Servicing from securitizations or asset transfers	2	—	—	888	850
Amortization	(10)	(6)	(5)	(486)	(542)
Other (includes changes due to hedging)	—	—	—	431	766

Balance, end of quarter	$328	$175	$142	$13,698	$11,953

Valuation allowance:
Balance, beginning of quarter	$—	$—	$—	$1,242	$1,598
Reversal of provision for MSRs in excess of fair value	—	—	—	(55)	(356)

Balance, end of quarter	$—	$—	$—	$1,187	$1,242

Amortized MSRs, net	$328	$175	$142	$12,511	$10,711

Fair value of amortized MSRs:
Beginning of quarter	$252	$205	$146	$10,845	$8,517
End of quarter	440	252	205	12,693	10,845

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2006	2006	2006	2005	2005

Servicing income, net:
Servicing fees (1)	$947	$820	$747	$675	$619
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(1,147)	550	522	—	—
Other changes in fair value (3)	(663)	(521)	(477)	—	—
Amortization	(10)	(6)	(5)	(486)	(542)
Reversal of provision for MSRs in excess of fair value	—	—	—	55	356
Net derivative gains (losses):
Fair value accounting hedges (4)	—	—	—	(176)	(60)
Economic hedges (5)	1,061	(533)	(706)	189	—

Total servicing income, net	$188	$310	$81	$257	$373

Market-related valuation changes to MSRs, net of hedge results (2) + (5)	$(86)	$17	$(184)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Results related to MSRs fair value hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities (as amended), consist of gains and losses excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

(5)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2006	2006	2006	2005	2005

Managed servicing portfolio:
Loans serviced for others (1)	$1,235	$1,020	$931	$871	$815
Owned loans serviced (2)	90	90	110	118	115

Total owned servicing	1,325	1,110	1,041	989	930
Sub-servicing	20	23	25	27	29

Total managed servicing portfolio	$1,345	$1,133	$1,066	$1,016	$959

Ratio of MSRs to related loans serviced for others	1.46%	1.55%	1.50%	1.44%	1.31%

Weighted-average note rate (owned servicing only)	5.86%	5.80%	5.75%	5.72%	5.71%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2006	2006	2006	2005	2005

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$95	$108	$95	$89	$116
Refinances as a percentage of applications	41%	34%	39%	43%	43%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$55	$63	$59	$50	$66

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2006	2006	2006	2005	2005

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$29	$33	$26	$34	$42
Correspondent/Wholesale (2)	63	70	53	64	48
Home equity loans and lines	10	11	9	12	10
Wells Fargo Financial	2	2	3	3	3

Total	$104	$116	$91	$113	$103

Year-to-date	$311	$207	$91	$366	$253

(1)	Consists of residential real estate originations from all Wells Fargo channels.

(2)	Includes $27 billion, $35 billion, $25 billion, $25 billion and $11 billion of co-issue volume, respectively. Under co-issue arrangements, Wells Fargo becomes the servicer when the correspondent securitizes the related loans.